Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR SECOND QUARTER 2014

ALISO VIEJO, CA — August 7, 2014 — Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the second quarter ended June 30, 2014.

Second Quarter 2014 Operational Results (as compared to Second Quarter 2013) (1):

•                  Comparable Hotel RevPAR increased 6.2% to $171.69.

•                  Comparable Hotel EBITDA Margins increased 130 basis points to 34.0%.

•                  Adjusted EBITDA increased 34.4% to $94.5 million.

•                  Adjusted FFO available to common stockholders per diluted share increased 30.0% to $0.39.

•                  Income available to common stockholders was $39.3 million (vs. $15.1 million in 2013).

•                  Income available to common stockholders per diluted share was $0.22 (vs. $0.09 in 2013).

Ken Cruse, Chief Executive Officer, stated, “During the second quarter our Comparable Hotel RevPAR grew by 6.2% and our Comparable Hotel EBITDA Margins increased by 130 basis points - both solid indications of the ongoing strength of our business.  At 86.6%, our portfolio occupancy has surpassed prior peak levels, while group and transient demand continue to strengthen. Accordingly, we have increased the midpoint of our Adjusted EBITDA and Adjusted FFO/share guidance for the full year 2014.  We believe business fundamentals support continued growth for Sunstone.”

(1)         Comparable Hotel RevPAR and Comparable Hotel EBITDA Margin information presented reflect the Company’s Comparable 29 Hotel Portfolio, which includes all hotels held for investment by the Company as of June 30, 2014, and also includes prior ownership results in 2013 for the Hilton New Orleans St. Charles acquired in May 2013, the Boston Park Plaza acquired in July 2013 and the Hyatt Regency San Francisco acquired in December 2013.  Comparable Hotel EBITDA Margin information excludes non-current year net property tax related adjustments, but includes the full impact of current year property tax related adjustments in the quarter such adjustments are realized.

SELECTED STATISTICAL AND FINANCIAL DATA

($ in millions, except RevPAR, ADR and per share amounts)

(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2014	2013	Change		2014	2013	Change

Comparable Hotel RevPAR (1)	$171.69	$161.74	6.2%		$153.95	$143.59	7.2%
Comparable Hotel Occupancy (1)	86.6%	84.4%	220	bps	82.2%	79.1%	310	bps
Comparable Hotel ADR (1)	$198.26	$191.63	3.5%		$187.29	$181.53	3.2%

Comparable Hotel EBITDA Margin	34.0%	32.7%	130	bps	29.2%	27.6%	160	bps

Net Income	$43.5	$20.0			$40.0	$48.9
Adjusted EBITDA	$94.5	$70.3			$143.8	$108.7
Adjusted FFO Available to Common Stockholders	$72.2	$48.7			$99.8	$62.7
Adjusted FFO Available to Common Stockholders per Diluted Share	$0.39	$0.30			$0.55	$0.40

(1)         In 2013, Marriott converted its reporting calendar from a 13-period basis to a standard 12-month basis. Since Marriott’s 2012 fiscal year ended on December 28, 2012, Marriott’s 2013 first quarter and calendar year contain an additional three days, December 29, 2012 through December 31, 2012. The Comparable Portfolio for the six months ended June 30, 2013 has been adjusted for the effects of removing the three additional days from the operating statistics for the Company’s ten Marriott-managed hotels.

Disclosure regarding the non-GAAP financial measures in this release is included on page 5. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 9 through 13 of this release.

The Company’s actual results for the quarter ended June 30, 2014 compare to its guidance originally provided as follows:

Metric	Quarter Ended June 30, 2014 Guidance	Quarter Ended June 30, 2014 Actual Results, Excluding June 2014 Equity Offering (unaudited)	Impact of June 2014 Equity Offering	Quarter Ended June 30, 2014 Actual Results (unaudited)	Performance Relative to Prior Guidance Midpoint
Comparable Hotel RevPAR Growth	+4.0% - 6.0%	6.2%	—	6.2%	1.2%
Net Income ($ millions)	$33 - $36	$44	—	$44	$9
Adjusted EBITDA ($ millions)	$89 - $92	$95	—	$95	$4
Adjusted FFO Available to Common Stockholders ($ millions)	$67 - $70	$72	—	$72	$3
Adjusted FFO Available to Common Stockholders per Diluted Share	$0.37 - $0.39	$0.40	—	$0.39	$0.01
Diluted Weighted Average Shares Outstanding	181,900,000	181,900,000	1,179,000	183,079,000	1,179,000

Second Quarter 2014 Transaction Highlights

On June 2, 2014, the Company completed its previously announced acquisition of 7.3 acres of land underlying the Fairmont Newport Beach for $11.0 million. The acquisition of this land reduced the Company’s ground lease expense by $0.1 million during the second quarter of 2014.

On June 25, 2014, the Company issued 18,000,000 shares of its common stock for net proceeds (after deducting the underwriting discount and estimated offering expenses) of approximately $262.5 million. The Company used the net proceeds from this offering to finance a portion of the previously announced acquisition of the Wailea Beach Marriott Resort & Spa (the “Marriott Wailea”).

Recent Developments

On July 17, 2014, the Company completed its previously announced acquisition of the 544-room Marriott Wailea. The contractual purchase price of $325.5 million, including $4.5 million of unrestricted cash received upon acquisition, was funded with a combination of cash and 4,034,970 shares of the Company’s common stock valued at $60.0 million ($14.87 per share).

Separately, the Company and its joint venture partner have agreed to certain loan amendment terms with the existing lenders of the loan secured by the Hilton San Diego Bayfront, the balance of which was $229.7 million as of June 30, 2014. The loan amendment will extend the maturity date from 2016 to 2019 and reduce the interest rate from three-month LIBOR plus 325 basis points to one-month LIBOR plus 225 basis points. The partnership expects to incur approximately $1.3 million in fees associated with the amendment, and expects to finalize the amendment during the third quarter.

Balance Sheet/Liquidity Update

As of June 30, 2014, the Company had approximately $448.7 million of cash and cash equivalents, including restricted cash of $88.0 million. Adjusting for the Company’s purchase of the Marriott Wailea in July 2014, the Company’s pro forma cash and cash equivalents totaled $183.2 million, including restricted cash.

As of June 30, 2014, the Company had total assets of $3.8 billion, including $3.2 billion of net investments in hotel properties, total consolidated debt of $1.4 billion and stockholders’ equity of $2.2 billion.

Capital Improvements

The Company invested $32.5 million into capital improvements of its portfolio during the second quarter of 2014, and $65.8 million during the first six months of 2014.  Projects completed to date include hotel renovations at the Hilton Garden Inn Chicago Downtown/Magnificent Mile (lobby, corridors, guest rooms and bathrooms), the Renaissance Long Beach (corridors, guest rooms and bathrooms), and the Renaissance Orlando (conference center).  Additionally, the Company completed the renovation of 660 rooms at the 803-room Hyatt Regency San Francisco.  The Company incurred approximately $1.9 million and $0.7 million of revenue disruption during the first and second quarters of 2014, respectively, in line with management’s expectations. 2014 renovations in process and/or completed include:

•                  Hyatt Regency San Francisco:  The Company completed the renovation of all 660 standard guestrooms during the second quarter. The Company’s renovation increased the room count for the hotel to 803. The Company expects to commence phase two of the renovation program, which includes the hotel’s guest suites and public spaces, in the fourth quarter of 2014, and expects to complete phase two as space is available to minimize disruption.

•                  Boston Park Plaza:  The Company is investing approximately $18.0 million to $19.0 million, primarily in the third and fourth quarters, to upgrade the hotel’s infrastructure, including the preparation of approximately 30,000 square feet of unoccupied retail space to rent to third-party tenants. During the seasonally slower fourth quarter 2014 and first quarter 2015, the Company will commence and substantially complete phase two of the renovation program, which includes the hotel’s meeting rooms and public spaces.

•                  Marriott Wailea:  The Company expects to invest approximately $60.0 million in 2015 and 2016 to upgrade the guest experience including soft goods renovation of all guestrooms, complete renovation of meeting rooms and the creation of a comprehensive resort pool and recreation experience.

2014 Outlook

The Company’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission.  The Company’s guidance does not take into account the impact of any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions, dispositions, re-brandings, management changes, transition costs, prior-year property tax assessments and/or credits, debt repurchases or unannounced financings during 2014.

For the third quarter the Company expects:

Metric	Quarter Ended September 30, 2014 Guidance
Comparable Hotel RevPAR Growth	+4.0% - 5.5%
Net Income ($ millions)	$26 - $29
Adjusted EBITDA ($ millions)	$83 - $86
Adjusted FFO Available to Common Stockholders ($ millions)	$61 - $64
Adjusted FFO Available to Common Stockholders per Diluted Share	$0.30 - $0.32
Diluted Weighted Average Shares Outstanding	203,400,000

For the full year the Company expects:

Metric	Prior 2014 FY Guidance (1)	Impact of Equity Offering and Marriott Wailea Acquisition	Adjusted Prior 2014 FY Guidance	2014 FY Guidance	Change in 2014 FY Guidance Midpoint
Comparable Hotel RevPAR Growth	+4.5% - 6.5%	(0.25%)	+4.25% - 6.25%	+4.5% - 6.5%	+0.25%
Net Income ($ millions)	$66 - $81	$2 - $3	$68 - $84	$73 - $84	+$2.5
Adjusted EBITDA ($ millions)	$281 - $296	$6 - $8	$287 - $304	$296 - $307	+$6.0
Adjusted FFO Available to Common Stockholders ($ millions)	$196 - $211	$6 - $8	$202 - $219	$211 - $222	+$6.0
Adjusted FFO Available to Common Stockholders per Diluted Share	$1.07 - $1.16	($0.04 - $0.03)	$1.03 - $1.13	$1.09 - $1.14	+$0.03
Diluted Weighted Average Shares Outstanding	182,100,000	11,400,000	193,500,000	193,500,000	—

(1) Reflects guidance presented on May 5, 2014.

Third quarter and full year 2014 guidance are based in part on the following assumptions:

•                  Full year comparable hotel EBITDA margin expansion of approximately 50 to 125 basis points (an increase of 12.5 bps over the midpoint of prior guidance).

•                  Full year corporate overhead expense (excluding stock amortization and one-time expenses related to future acquisition closing costs) of approximately $21 million to $22 million.

•                  Full year interest expense of approximately $69 million, including $3 million in amortization of deferred financing fees.

•                  Full year preferred dividends of $9.2 million for the Series D cumulative redeemable preferred stock.

Dividend Update

On August 6, 2014, the Company’s Board of Directors declared a cash dividend of $0.05 per share payable to its common stockholders. The Company’s Board of Directors also declared a cash dividend of $0.50 per share payable to its Series D cumulative redeemable preferred stockholders. The dividends will be paid on or before October 15, 2014 to common and preferred stockholders of record on September 30, 2014.

Subject to certain limitations, the Company intends to make dividends on its stock in amounts equivalent to 100% of its annual taxable income.  Based on the guidance provided herein, the Company expects full year 2014 taxable income to result in required distributions of $0.50 - $0.55 per share. The level and constitution of any future dividends will be determined by the Company’s Board of Directors after considering taxable income projections, expected capital requirements, risks affecting the Company’s business and in context of the Company’s long-term leverage targets. As a result, any future common stock dividends may be comprised of cash only, or a combination of cash and stock, consistent with Internal Revenue Service guidelines.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to information prepared in accordance with generally accepted accounting principles. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss second quarter 2014 financial results on August 8, 2014, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-888-359-3627 (for domestic callers) or 1-719-325-2463 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of August 7, 2014 has interests in 30 hotels comprised of 14,304 rooms. Sunstone’s hotels are primarily in the upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Sheraton. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by becoming the premier hotel owner.  Our values include transparency, trust, ethical conduct, communication and discipline. As demand for lodging generally fluctuates with the overall economy (we refer to these changes in demand as the lodging cycle), we seek to employ a balanced, cycle-appropriate corporate strategy that encompasses the following:

•                  Proactive portfolio management;

•                  Intensive asset management;

•                  Disciplined external growth; and

•                  Continued balance sheet strength.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of August 7, 2014, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; Adjusted EBITDA (as defined below); Funds From Operations, or FFO; Adjusted FFO Available to Common Stockholders (as defined below); hotel EBITDA; and hotel EBITDA margin. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO Available to Common Stockholders, hotel EBITDA and hotel EBITDA margin as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA is a commonly used measure of performance in many industries. We believe EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also believe the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. In addition, certain covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as a measure in determining the value of hotel acquisitions and dispositions.

Historically, we have adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance.

We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, amortization of lease intangibles, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO conforms to the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of FFO. This may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO Available to Common Stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDA and FFO for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDA or Adjusted FFO Available to Common Stockholders:

•                  Amortization of favorable and unfavorable contracts: we exclude the non-cash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable tenant lease assets recorded in conjunction with our acquisitions of the Hilton New Orleans St. Charles and the Hyatt Regency San Francisco, and the unfavorable tenant lease liabilities recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile and the Hyatt Regency San Francisco. The amortization of favorable and unfavorable contracts does not reflect the underlying performance of our hotels.

•                  Ground rent adjustments: we exclude the non-cash expense incurred from straightlining our ground lease obligations as this expense does not reflect the underlying performance of our hotels.

•                  Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

•                  Acquisition costs: under GAAP, costs associated with completed acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•                  Consolidated partnership adjustments: we deduct the non-controlling partner’s pro rata share of any EBITDA or FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership.

•                  Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•                  Impairment losses: we exclude the effect of impairment losses because we believe that including them in Adjusted EBITDA and Adjusted FFO Available to Common Stockholders is not consistent with reflecting the ongoing performance of our remaining assets.

•                  Other adjustments: we exclude other adjustments such as lawsuit settlement costs, prior year property tax assessments and/or credits, management company transition costs, and departmental closing costs, including severance, because we do not believe these costs reflect our actual performance and/or the ongoing operations of our hotels.

In addition, to derive Adjusted EBITDA we exclude the non-cash expense incurred with the amortization of deferred stock compensation as this expense does not reflect the underlying performance of our hotels. We also include an adjustment for the cash ground lease expense recorded on the Hyatt Chicago Magnificent Mile’s building lease. Upon acquisition of this hotel, we determined that the building lease was a capital lease, and, therefore, we include a portion of the capital lease payment each month in interest expense. We include an adjustment for ground lease expense on capital leases in order to more accurately reflect the operating performance of the Hyatt Chicago Magnificent Mile. We also exclude the effect of gains and losses on the disposition of depreciable assets because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect its market value.

To derive Adjusted FFO Available to Common Stockholders, we also exclude the non-cash gains or losses on our derivatives, as well as preferred stock dividends and any original issuance costs associated with the redemption of preferred stock, and any federal and state taxes associated with the application of net operating loss carryforwards. We believe that these items are not reflective of our ongoing finance costs.

In presenting hotel EBITDA and hotel EBITDA margins, the revenue and expense items associated with BuyEfficient and other miscellaneous non-hotel items have been excluded. We believe the calculation of hotel EBITDA results in a more accurate presentation of the hotel EBITDA margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Our 29 comparable hotels include all hotels held for investment as of June 30, 2014, and also include prior ownership results as applicable in 2013 for the Hilton New Orleans St. Charles acquired in May 2013, the Boston Park Plaza acquired in July 2013, and the Hyatt Regency San Francisco acquired in December 2013.

Our 30 pro forma comparable hotels include the 29 comparable hotels plus prior ownership results in 2014 and 2013 for the Marriott Wailea acquired in July 2014.

Our presentation of Comparable Hotel RevPAR, Comparable Hotel Occupancy and Comparable Hotel ADR include the effects of removing three additional days (December 29, 2012 through December 31, 2012) from Marriott’s fiscal 2013 calendar for the Company’s ten Marriott-managed hotels.

Reconciliations of net income to EBITDA, Adjusted EBITDA, FFO and Adjusted FFO Available to Common Stockholders are set forth on page 9.  Reconciliations and the components of hotel EBITDA and hotel EBITDA margin are set forth on pages 12 and 13.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	June 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$360,702	$104,363
Restricted cash	87,975	89,306
Accounts receivable, net	43,093	29,941
Inventories	1,275	1,464
Prepaid expenses	11,571	12,612
Total current assets	504,616	237,686

Investment in hotel properties, net	3,230,895	3,231,382
Deferred financing fees, net	7,747	9,219
Goodwill	9,405	9,405
Other assets, net	30,297	21,106

Total assets	$3,782,960	$3,508,798

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$30,192	$25,116
Accrued payroll and employee benefits	26,463	29,933
Dividends payable	12,370	11,443
Other current liabilities	38,173	30,288
Current portion of notes payable	122,835	23,289
Total current liabilities	230,033	120,069

Notes payable, less current portion	1,269,587	1,380,786
Capital lease obligations, less current portion	15,576	15,586
Other liabilities	34,106	39,958
Total liabilities	1,549,302	1,556,399

Commitments and contingencies	—	—

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized.
8.0% Series D Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at June 30, 2014 and December 31, 2013, stated at liquidation preference of $25.00 per share	115,000	115,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 199,447,209 shares issued and outstanding at June 30, 2014 and 180,858,699 shares issued and outstanding at December 31, 2013	1,994	1,809
Additional paid in capital	2,335,709	2,068,721
Retained earnings	260,518	224,364
Cumulative dividends	(535,281)	(511,444)
Total stockholders’ equity	2,177,940	1,898,450
Non-controlling interest in consolidated joint ventures	55,718	53,949
Total equity	2,233,658	1,952,399

Total liabilities and equity	$3,782,960	$3,508,798

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues
Room	$214,940	$168,260	$383,067	$300,883
Food and beverage	68,733	52,842	128,644	102,470
Other operating	17,179	13,536	32,624	26,206
Total revenues	300,852	234,638	544,335	429,559
Operating expenses
Room	53,418	40,537	102,337	77,991
Food and beverage	45,109	35,058	88,017	70,154
Other operating	5,006	3,887	10,001	8,129
Advertising and promotion	13,655	11,240	26,626	22,505
Repairs and maintenance	10,706	8,275	21,587	16,649
Utilities	7,788	6,129	16,077	12,312
Franchise costs	10,261	8,771	18,338	15,249
Property tax, ground lease and insurance	21,413	19,297	40,465	37,765
Property general and administrative	31,963	25,288	60,885	48,894
Corporate overhead	7,674	7,359	14,233	13,530
Depreciation and amortization	37,973	32,175	75,588	66,191
Total operating expenses	244,966	198,016	474,154	389,369
Operating income	55,886	36,622	70,181	40,190
Interest and other income	891	788	1,607	1,351
Interest expense	(18,331)	(17,272)	(36,614)	(34,686)
Loss on extinguishment of debt	—	—	—	(44)
Income before income taxes and discontinued operations	38,446	20,138	35,174	6,811
Income tax provision	(110)	(129)	(334)	(6,286)
Income from continuing operations	38,336	20,009	34,840	525
Income from discontinued operations	5,199	—	5,199	48,410
Net income	43,535	20,009	40,039	48,935
Income from consolidated joint venture attributable to non-controlling interest	(1,659)	(1,226)	(3,885)	(1,523)
Distributions to non-controlling interest	(8)	(8)	(16)	(16)
Dividends paid on unvested restricted stock compensation	(97)	—	(197)	—
Preferred stock dividends and redemption charges	(2,300)	(3,510)	(4,600)	(14,413)
Undistributed income allocated to unvested restricted stock compensation	(206)	(126)	(87)	(264)
Income available to common stockholders	$39,265	$15,139	$31,254	$32,719

Basic and diluted per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$0.19	$0.09	$0.14	$(0.10)
Income from discontinued operations	0.03	—	0.03	0.31
Basic and diluted income available to common stockholders per common share	$0.22	$0.09	$0.17	$0.21

Basic and diluted weighted average common shares outstanding	182,604	160,843	181,836	155,987

Dividends declared per common share	$0.05	$—	$0.10	$—

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income	$43,535	$20,009	$40,039	$48,935
Operations held for investment:
Depreciation and amortization	37,973	32,175	75,588	66,191
Amortization of lease intangibles	1,030	1,028	2,058	2,056
Interest expense	18,331	17,272	36,614	34,686
Income tax provision	110	129	334	6,286
Non-controlling interests:
Income from consolidated joint venture attributable to non-controlling interest	(1,659)	(1,226)	(3,885)	(1,523)
Depreciation and amortization	(824)	(903)	(1,645)	(2,338)
Interest expense	(568)	(592)	(1,135)	(1,169)
Discontinued operations:
Interest expense	—	—	—	99
EBITDA	97,928	67,892	147,968	153,223

Operations held for investment:
Amortization of deferred stock compensation	1,944	1,241	3,316	2,316
Amortization of favorable and unfavorable contracts, net	46	115	92	229
Non-cash straightline lease expense	500	342	1,012	1,035
Capital lease obligation interest - cash ground rent	(351)	(351)	(702)	(702)
Gain on sale of assets	(49)	(5)	(55)	(5)
Loss on extinguishment of debt	—	—	—	44
Closing costs - completed acquisitions	102	690	158	837
Lawsuit settlement costs	—	358	—	358
Prior year property tax adjustments, net	(357)	106	(3,235)	106
Non-controlling interests:
Non-cash straightline lease expense	(112)	(112)	(225)	(225)
Prior year property tax adjustments, net	—	—	696	—
Discontinued operations:
Gain on sale of assets, net	(5,199)	—	(5,199)	(51,620)
Loss on extinguishment of debt	—	—	—	3,115
	(3,476)	2,384	(4,142)	(44,512)

Adjusted EBITDA	$94,452	$70,276	$143,826	$108,711

Reconciliation of Net Income to FFO and Adjusted FFO available to common stockholders

Net income	$43,535	$20,009	$40,039	$48,935
Operations held for investment:
Real estate depreciation and amortization	37,575	31,831	74,801	65,503
Amortization of lease intangibles	1,030	1,028	2,058	2,056
Gain on sale of assets	(49)	(5)	(55)	(5)
Non-controlling interests:
Income from consolidated joint venture attributable to non-controlling interest	(1,659)	(1,226)	(3,885)	(1,523)
Real estate depreciation and amortization	(824)	(903)	(1,645)	(2,338)
Discontinued operations:
Gain on sale of assets, net	(5,199)	—	(5,199)	(51,620)
FFO	74,409	50,734	106,114	61,008

Operations held for investment:
Preferred stock dividends and redemption charges	(2,300)	(3,510)	(4,600)	(14,413)
Amortization of favorable and unfavorable contracts, net	46	115	92	229
Non-cash straightline lease expense	500	342	1,012	1,035
Non-cash interest related to gain on derivatives, net	(125)	(260)	(234)	(417)
Loss on extinguishment of debt	—	—	—	44
Closing costs - completed acquisitions	102	690	158	837
Lawsuit settlement costs	—	358	—	358
Prior year property tax adjustments, net	(357)	106	(3,235)	106
Income tax provision related to prior years	—	129	—	6,286
Preferred stock redemption charges	—	129	—	4,770
Non-controlling interests:
Non-cash straightline lease expense	(112)	(112)	(225)	(225)
Non-cash interest related to loss on derivative	—	(1)	—	(1)
Prior year property tax adjustments, net	—	—	696	—
Discontinued operations:
Loss on extinguishment of debt	—	—	—	3,115
	(2,246)	(2,014)	(6,336)	1,724

Adjusted FFO available to common stockholders	$72,163	$48,720	$99,778	$62,732

FFO per diluted share	$0.41	$0.31	$0.58	$0.39

Adjusted FFO available to common stockholders per diluted share	$0.39	$0.30	$0.55	$0.40

Basic weighted average shares outstanding	182,604	160,843	181,836	155,987
Shares associated with unvested restricted stock awards	475	385	473	344
Diluted weighted average shares outstanding	183,079	161,228	182,309	156,331

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Third Quarter 2014

(Unaudited and in thousands except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Quarter Ended
	September 30, 2014
	Low	High

Net income	$26,300	$29,300
Depreciation and amortization	40,050	40,050
Amortization of lease intangibles	1,000	1,000
Interest expense	17,000	17,000
Income tax provision	300	300
Non-controlling interests	(3,300)	(3,300)
Amortization of deferred stock compensation	1,800	1,800
Non-cash straightline lease expense	600	600
Capital lease obligation interest - cash ground rent	(350)	(350)
Adjusted EBITDA	$83,400	$86,400

Reconciliation of Net Income to Adjusted FFO available to common stockholders

Net income	$26,300	$29,300
Preferred stock dividends	(2,300)	(2,300)
Real estate depreciation and amortization	38,000	38,000
Non-controlling interests	(2,500)	(2,500)
Amortization of lease intangibles	1,000	1,000
Non-cash straightline lease expense	600	600
Adjusted FFO available to common stockholders	$61,100	$64,100

Adjusted FFO available to common stockholders per diluted share	$0.30	$0.32

Diluted weighted average shares outstanding	203,400	203,400

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2014

(Unaudited and in thousands except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Year Ended
	December 31, 2014
	Low	High

Net income	$72,800	$83,800
Depreciation and amortization	156,200	156,200
Amortization of lease intangibles	4,000	4,000
Interest expense	69,500	69,500
Income tax provision	1,000	1,000
Non-controlling interests	(12,000)	(12,000)
Amortization of deferred stock compensation	6,000	6,000
Non-cash straightline lease expense	2,800	2,800
Capital lease obligation interest - cash ground rent	(1,400)	(1,400)
Prior year property tax adjustments, net	(2,900)	(2,900)
Adjusted EBITDA	$296,000	$307,000

Reconciliation of Net Income to Adjusted FFO available to common stockholders

Net income	$72,800	$83,800
Preferred stock dividends	(9,200)	(9,200)
Real estate depreciation and amortization	154,000	154,000
Non-controlling interests	(11,000)	(11,000)
Amortization of lease intangibles	4,000	4,000
Non-cash straightline lease expense	2,800	2,800
Prior year property tax adjustments, net	(2,900)	(2,900)
Adjusted FFO available to common stockholders	$210,500	$221,500

Adjusted FFO available to common stockholders per diluted share	$1.09	$1.14

Diluted weighted average shares outstanding	193,500	193,500

Sunstone Hotel Investors, Inc.

Comparable Hotel EBITDA and Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended June 30, 2014			Three Months Ended June 30, 2013
	Actual/Comparable (1)	2014 Acquisition (2)	Pro Forma Comparable (3)	Actual (4)	2013 Acquisitions (5)	Comparable (6)	2014 Acquisition (2)	Pro Forma Comparable (3)
Number of Hotels	29	1	30	27	2	29	1	30
Number of Rooms	13,760	544	14,304	11,903	1,857	13,760	544	14,304

Hotel EBITDA Margin (7)	34.1%	29.2%	33.9%	33.0%	31.3%	32.7%	30.6%	32.6%
Hotel EBITDA Margin adjusted for non-current year property tax related adjustments, net (8)	34.0%		33.8%	33.0%		32.7%		32.6%

Hotel Revenues
Room revenue	$214,940	$9,531	$224,471	$168,260	$34,175	$202,435	$9,467	$211,902
Food and beverage revenue	68,733	2,713	71,446	52,842	10,803	63,645	2,145	65,790
Other operating revenue	15,327	1,225	16,552	11,848	1,777	13,625	1,286	14,911
Total Hotel Revenues	299,000	13,469	312,469	232,950	46,755	279,705	12,898	292,603

Hotel Expenses
Room expense	53,418	2,537	55,955	40,537	9,693	50,230	2,425	52,655
Food and beverage expense	45,109	2,123	47,232	35,058	8,147	43,205	1,901	45,106
Other hotel expense	67,663	3,424	71,087	56,548	9,269	65,817	3,333	69,150
General and administrative expense	30,756	1,446	32,202	24,034	5,016	29,050	1,293	30,343
Total Hotel Expenses	196,946	9,530	206,476	156,177	32,125	188,302	8,952	197,254

Hotel EBITDA	102,054	3,939	105,993	76,773	14,630	91,403	3,946	95,349
Non-current year property tax related adjustments, net	(353)	—	(353)	106	—	106	—	106
Hotel EBITDA adjusted for non-current year property tax related adjustments, net	101,701	3,939	105,640	76,879	14,630	91,509	3,946	95,455

Non-hotel operating income	704	—	704	517	—	517	—	517
Amortization of lease intangibles	(1,030)	—	(1,030)	(1,028)	—	(1,028)	—	(1,028)
Amortization of favorable and unfavorable contracts, net	(46)	—	(46)	(115)	—	(115)	—	(115)
Non-cash straightline lease expense	(500)	—	(500)	(342)	—	(342)	—	(342)
Capital lease obligation interest - cash ground rent	351	—	351	351	—	351	—	351
Non-current year property tax related adjustments, net	353	—	353	(106)	—	(106)	—	(106)
Corporate overhead	(7,674)	—	(7,674)	(7,359)	—	(7,359)	—	(7,359)
Depreciation and amortization	(37,973)	(2,130)	(40,103)	(32,175)	(4,764)	(36,939)	(2,130)	(39,069)
Operating Income	55,886	1,809	57,695	36,622	9,866	46,488	1,816	48,304

Interest and other income	891	—	891	788	—	788	—	788
Interest expense	(18,331)	—	(18,331)	(17,272)	(1,328)	(18,600)	—	(18,600)
Income tax provision	(110)	—	(110)	(129)	—	(129)	—	(129)
Income from discontinued operations	5,199	—	5,199	—	—	—	—	—
Net Income	$43,535	$1,809	$45,344	$20,009	$8,538	$28,547	$1,816	$30,363

(1)         Actual/Comparable represents the Company’s ownership results for the 29 Comparable Hotels held for investment as of June 30, 2014.

(2)         2014 Acquisition represents prior ownership results for the Marriott Wailea acquired on July 17, 2014, along with the Company’s pro forma adjustment for depreciation.

(3)         Pro Forma Comparable represents the Company’s ownership results, prior ownership results and the Company’s pro forma adjustments for interest and depreciation expense as applicable for the 30 Pro Forma Comparable Hotels, which includes the 29 Comparable Hotels, plus the Marriott Wailea.

(4)         Actual represents the Company’s ownership results for the 27 hotels held for investment as of June 30, 2013.  The room count has been adjusted to include one room added by the Renaissance Westchester during the third quarter of 2013, two rooms added by the Hyatt Chicago Magnificent Mile during the third quarter of 2013, eight rooms added by the Doubletree Guest Suites Times Square during the first quarter of 2014, and four rooms and two rooms added by the Hilton Garden Inn Chicago Downtown/Magnificent Mile and the Courtyard by Marriott Los Angeles, respectively, during the second quarter of 2014.

(5)         2013 Acquisitions represent prior ownership results for the Hilton New Orleans St. Charles acquired on May 1, 2013, the Boston Park Plaza acquired on July 2, 2013, and the Hyatt Regency San Francisco acquired on December 2, 2013, along with the Company’s pro forma adjustments for interest and depreciation expense. The room count has been adjusted to include one room added by the Boston Park Plaza during the first quarter of 2014, and one room added by the Hyatt Regency San Francisco during the second quarter of 2014.

(6)         Comparable represents the Company’s ownership results, prior ownership results and the Company’s pro forma adjustments for interest and depreciation expense as applicable for the 29 Comparable Hotels.

(7)         Hotel EBITDA Margin is calculated as Hotel EBITDA divided by Total Hotel Revenues.

(8)         Hotel EBITDA Margin for the three months ended June 30, 2014 includes the additional net benefit of $0.4 million related to prior year property tax related adjustments. Excluding these non-current year adjustments, Actual/Comparable and Pro Forma Comparable Hotel EBITDA margins for the three months ended June 30, 2014 would have been 34.0% and 33.8%, respectively. Hotel EBITDA Margin for the three months ended June 30, 2013 includes the additional net expense of $0.1 million related to prior year property tax related adjustments. Excluding these non-current year adjustments, Actual, Comparable and Pro Forma Comparable Hotel EBITDA margins for the three months ended June 30, 2013 would have been 33.0%, 32.7% and 32.6%, respectively.

Sunstone Hotel Investors, Inc.

Comparable Hotel EBITDA and Margins

(Unaudited and in thousands except hotels and rooms)

	Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
	Actual/Comparable (1)	2014 Acquisition (2)	Pro Forma Comparable (3)	Actual (4)	2013 Acquisitions (5)	Comparable (6)	2014 Acquisition (2)	Pro Forma Comparable (3)
Number of Hotels	29	1	30	27	2	29	1	30
Number of Rooms	13,760	544	14,304	11,903	1,857	13,760	544	14,304

Hotel EBITDA Margin (7)	29.8%	34.8%	30.1%	28.6%	22.0%	27.5%	36.9%	28.1%
Hotel EBITDA Margin adjusted for non-current year property tax related adjustments, net (8)	29.2%		29.5%	28.6%		27.6%		28.1%

Hotel Revenues
Room revenue	$383,067	$22,408	$405,475	$300,883	$57,934	$358,817	$22,143	$380,960
Food and beverage revenue	128,644	5,859	134,503	102,470	18,208	120,678	4,932	125,610
Other operating revenue	29,151	2,617	31,768	23,030	3,618	26,648	2,718	29,366
Total Hotel Revenues	540,862	30,884	571,746	426,383	79,760	506,143	29,793	535,936

Hotel Expenses
Room expense	102,337	5,510	107,847	77,991	18,373	96,364	5,270	101,634
Food and beverage expense	88,017	4,397	92,414	70,154	15,255	85,409	3,940	89,349
Other hotel expense	130,720	7,208	137,928	110,166	19,276	129,442	6,781	136,223
General and administrative expense	58,423	3,009	61,432	46,292	9,281	55,573	2,807	58,380
Total Hotel Expenses	379,497	20,124	399,621	304,603	62,185	366,788	18,798	385,586

Hotel EBITDA	161,365	10,760	172,125	121,780	17,575	139,355	10,995	150,350
Non-current year property tax related adjustments, net	(3,231)	—	(3,231)	106	—	106	—	106
Hotel EBITDA adjusted for non-current year property tax related adjustments, net	158,134	10,760	168,894	121,886	17,575	139,461	10,995	150,456

Non-hotel operating income	1,097	—	1,097	749	—	749	—	749
Amortization of lease intangibles	(2,058)	—	(2,058)	(2,056)	—	(2,056)	—	(2,056)
Amortization of favorable and unfavorable contracts, net	(92)	—	(92)	(229)	—	(229)	—	(229)
Non-cash straightline lease expense	(1,012)	—	(1,012)	(1,035)	—	(1,035)	—	(1,035)
Capital lease obligation interest - cash ground rent	702	—	702	702	—	702	—	702
Non-current year property tax related adjustments, net	3,231	—	3,231	(106)	—	(106)	—	(106)
Corporate overhead	(14,233)	—	(14,233)	(13,530)	—	(13,530)	—	(13,530)
Depreciation and amortization	(75,588)	(4,260)	(79,848)	(66,191)	(9,884)	(76,075)	(4,260)	(80,335)
Operating Income	70,181	6,500	76,681	40,190	7,691	47,881	6,735	54,616

Interest and other income	1,607	—	1,607	1,351	—	1,351	—	1,351
Interest expense	(36,614)	—	(36,614)	(34,686)	(2,647)	(37,333)	—	(37,333)
Loss on extinguishment of debt	—	—	—	(44)	—	(44)	—	(44)
Income tax provision	(334)	—	(334)	(6,286)	—	(6,286)	—	(6,286)
Income from discontinued operations	5,199	—	5,199	48,410	—	48,410	—	48,410
Net Income	$40,039	$6,500	$46,539	$48,935	$5,044	$53,979	$6,735	$60,714

(1)         Actual/Comparable represents the Company’s ownership results for the 29 Comparable Hotels held for investment as of June 30, 2014.

(2)         2014 Acquisition represents prior ownership results for the Marriott Wailea acquired on July 17, 2014, along with the Company’s pro forma adjustment for depreciation.

(3)         Pro Forma Comparable represents the Company’s ownership results, prior ownership results and the Company’s pro forma adjustments for interest and depreciation expense as applicable for the 30 Pro Forma Comparable Hotels, which includes the 29 Comparable Hotels, plus the Marriott Wailea.

(4)         Actual represents the Company’s ownership results for the 27 hotels held for investment as of June 30, 2013.  The room count has been adjusted to include one room added by the Renaissance Westchester during the third quarter of 2013, two rooms added by the Hyatt Chicago Magnificent Mile during the third quarter of 2013, eight rooms added by the Doubletree Guest Suites Times Square during the first quarter of 2014, and four rooms and two rooms added by the Hilton Garden Inn Chicago Downtown/Magnificent Mile and the Courtyard by Marriott Los Angeles, respectively, during the second quarter of 2014.

(5)         2013 Acquisitions represent prior ownership results for the Hilton New Orleans St. Charles acquired on May 1, 2013, the Boston Park Plaza acquired on July 2, 2013, and the Hyatt Regency San Francisco acquired on December 2, 2013, along with the Company’s pro forma adjustments for interest and depreciation expense. The room count has been adjusted to include one room added by the Boston Park Plaza during the first quarter of 2014, and one room added by the Hyatt Regency San Francisco during the second quarter of 2014.

(6)         Comparable represents the Company’s ownership results, prior ownership results and the Company’s pro forma adjustments for interest and depreciation expense as applicable for the 29 Comparable Hotels.

(7)         Hotel EBITDA Margin is calculated as Hotel EBITDA divided by Total Hotel Revenues.

(8)         Hotel EBITDA Margin for the six months ended June 30, 2014 includes the net additional benefit of $3.2 million related to prior year property tax related adjustments. Excluding these non-current year adjustments, Actual/Comparable and Pro Forma Comparable Hotel EBITDA margins for the six months ended June 30, 2014 would have been 29.2% and 29.5%, respectively. Hotel EBITDA Margin for the six months ended June 30, 2013 includes the additional net expense of $0.1 million related to prior year property tax related adjustments. Excluding these non-current year adjustments, Actual, Comparable and Pro Forma Comparable Hotel EBITDA margins for the six months ended June 30, 2013 would have been 28.6%, 27.6% and 28.1%, respectively.